Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

QUALCOMM Incorporated

(a Delaware corporation)

AMENDED AND RESTATED BYLAWS

OF

QUALCOMM Incorporated

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent. (Del. Code Ann., tit. 8. Section 131).

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business in California, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, Section 122(8)).

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, Section 122(3)).

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof. (Del. Code Ann., tit. 8, Section 211(a)).

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. (Del. Code Ann., tit. 8, Section 211(b)).

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be received at the corporation’s principal executive offices not earlier than the 120th day, and not later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’ s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the corporation. For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf such business is being proposed, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such beneficial owner of such shares in such business, (v) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (vii) any other information relating to such stockholder and beneficial owners, if any, that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation in compliance with the applicable rules and regulations promulgated under the 1934 Act of such stockholder’s intention to present a proposal at an annual meeting and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Subject to any applicable provisions of the Certificate of Incorporation of the corporation, only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). For nominations to be properly made at a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such notice must be received at the corporation’s principal executive offices in accordance with the timeliness provisions of paragraph (b) of this Section 5. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of such notice by a stockholder. To be in proper form, such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder making the nomination and the beneficial owners, if any, on whose behalf the nomination is being made and their respective affiliates and associates or others acting in concert therewith (naming such persons), on the one hand, and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith (naming such persons), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission if such stockholder making the nomination and any such beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 of Regulation S-K and the nominee were a director or executive officer of such registrant, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice: (A) the name and address, as they appear on the corporation’s books, of the stockholder making such nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made, (B) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice, (C) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (1) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (D) any other information relating to such stockholder and beneficial owners, if any, that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the 1934 Act. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5; provided, however, that any references in these bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations or other proposals to be considered pursuant to this Section 5, and compliance with this Section 5 shall be the exclusive means for a stockholder to make nominations or submit other proposals at an annual meeting (other than, as provided in the third to last sentence of paragraph (b) of this Section 5, matters brought properly under and in compliance with Rule 14a-8 of the 1934 Act). Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, Sections 222, 229).

Section 8. Quorum and Voting.

(a) At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions and any broker non-votes, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that except as provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in any Contested Election. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of directors in any Contested Election) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. (Del. Code Ann., tit. 8, Section 216). For purposes of these Bylaws, “Contested Election” shall mean the election of a director at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 5(c) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders.

(b) In any election of directors other than a Contested Election, if any nominee for director receives a greater number of “withhold” votes (ignoring abstentions and broker non-votes) than votes “for” his or her election and the nominee is an incumbent director, the director shall promptly tender his or her resignation from the Board of Directors and all committees thereof, subject to acceptance by the Board of Directors. The Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. In making its recommendation, the Governance Committee will consider all factors it deems relevant including, without limitation, the following:

The stated reasons why stockholders withheld votes for election from such director;

The length of service and qualifications of such director;

The director’s contributions to the corporation; and

The availability of other qualified candidates for director.

The Governance Committee’s evaluation shall begin promptly following certification of the voting results and shall be forwarded to the Board of Directors to permit the Board of Directors to act on it no later than 90 days following the date of the stockholders’ meeting. In reviewing the Governance Committee’s recommendation, the Board of Directors shall consider the factors evaluated by the Governance Committee and such additional information and factors the Board of Directors believes to be relevant. If the Board of Directors determines that resignation is in the best interests of the corporation and its stockholders, the Board of Directors shall promptly accept the resignation. The corporation shall publicly disclose the Board of Director’s decision within four business days in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not requesting the director’s resignation. Any director who is the subject of the evaluation described in this section shall not participate in Governance Committee or Board of Directors considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent directors on the Board of Directors (as most recently determined by the Board of Directors pursuant to applicable listing guidelines) who are not subject to the evaluation shall appoint a special committee of the Board of Directors amongst themselves solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board of Directors otherwise required of the Governance Committee.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, Section 222(c)).

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote ay any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. (Del. Code Ann., tit. 8, Sections 211(e), 212(b)).

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, Section 217(b)).

Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present. (Del. Code Ann., tit. 8, Section 219(a)).

Section 13. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors or an officer or director designated by the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is absent or has not designated another officer or director, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, an officer or director designated by the Board of Directors, or, if the Board of Directors has not made any such designation, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary or his designee, or, in his absence, an Assistant Secretary or other officer directed to do so by the Chief Executive Officer or the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office. Subject to any limitations imposed by the Certificate of Incorporation, the authorized number of Directors of the corporation shall be fixed from time to time by the Board of Directors by a resolution duly adopted by the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. At the 2006 annual meeting of stockholders, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders. At the 2007 annual meeting of stockholders, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, all Directors shall be elected for a term expiring at the 2009 annual meeting of stockholders. At each annual meeting of stockholders thereafter, the Directors shall be elected for terms expiring at the next annual meeting of stockholders. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. (Del. Code Ann., tit. 8, Sections 141(b), 211(b), (c)).

Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. (Del. Code Ann., tit. 8, Section 141(a)).

Section 17. Successors. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Newly created Directorships resulting from any increase in the number of Directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with this paragraph shall hold office for a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 21 below) to elect the number of Directors then constituting the whole Board of Directors. (Del. Code Ann., tit. 8, Section 223(a), (b)).

Section 19. Resignation. Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. In the event that the Board of Directors shall request the resignation of any Director in accordance with the Majority Vote Policy (or any successor to such policy) of the corporation’s Corporate Governance Principles and Practices in effect from time to time, such Director shall promptly tender his or her resignation. Any failure to so tender such a resignation shall constitute grounds for removal of such Director for cause in accordance with Section 20 below. (Del. Code Ann., tit. 8, Sections 141(b), 223(d)).

Section 20. Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may be removed from office at any time (a) with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of the capital stock of the corporation entitled to vote at an election of Directors; or (b) without cause by an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of such outstanding shares. If the holders of any class or series of capital stock are entitled to elect one (1) or more Directors by the Certificate of Incorporation, as amended from time to time, the removal of such Directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole. (Del. Code Ann., tit. 8, Section 141(k)).

Section 21. Meetings.

(a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of transacting such business as may lawfully come before it.

(b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors. (Del. Code Ann., tit. 8, Section 141(g)).

(c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President or any two of the Directors. (Del. Code Ann., tit. 8, Section 141(g)).

(d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, Section 141(i)).

(e) Notice of Meetings. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least twenty-four (24) hours before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, Section 229).

(f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, Section 229).

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, Section 141(b)).

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, Section 141(b)).

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. (Del. Code Ann., tit. 8, Section 141(f)).

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, Section 141(h)).

Section 25. Committees.

(a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws. (Del. Code Ann., tit. 8, Section 141(c)).

(b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, Section 141(c)).

(c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, Section 141(c)).

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, Sections 141(c), 229).

Section 26. Organization. At every meeting of the Directors, the Chairman of the Board of Directors or an officer or director designated by the Chairman of the Board, or, if a Chairman has not been appointed, is absent or has not designated another officer or director, the Chief Executive Officer, or if the Chief Executive Officer is absent or not a member of the Board of Directors, the President, or if the President is absent or not a member of the Board of Directors, the most senior Vice President, provided that such person is a member of the Board of Directors, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary or his designee, or in his absence, an Assistant Secretary or other officer directed to do so by the Chief Executive Officer or the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. Officers Designated.

(a) Officer Positions. The officers of the corporation shall include, if and when appointed and elected as set forth in this Section 27, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Chief Technical Officer, the Chief Financial Officer, the Chief Operating Officer, the Secretary, the Treasurer and the Controller. The order of the seniority of the Vice Presidents shall be determined as set forth in Section 28(e), unless otherwise determined by the Board of Directors. The officers of the corporation may also include one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as may be deemed necessary or advisable by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President, all of whom shall be appointed or elected as set forth in this Section 27. The Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may assign such additional titles to one or more of the officers appointed or elected in accordance with this Section 27 as may be deemed appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the Senior Officers (as defined below) shall be fixed by or in the manner designated by the Board of Directors. The salaries and other compensation of the Junior Officers (as defined below) shall be fixed by or in the manner designated by the Chairman of the Board, the Chief Executive Officer or the President, or as otherwise directed by the Board of Directors. (Del. Code Ann., tit. 8, Sections 122(5), 142(a), (b)).

(b) Appointment of Senior Officers. In its discretion, the Board of Directors shall appoint the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Technical Officer, the Chief Financial Officer, the Chief Operating Officer, the Secretary, the Treasurer and one or more Vice Presidents who are designated as Executive Vice Presidents (the foregoing officers referred to collectively as the “Senior Officers”).

(c) Appointment of Junior Officers. Each of the Chairman of the Board of Directors, the Chief Executive Officer and the President shall have the authority to appoint, in their discretion, the Controller, one or more Vice Presidents (including one or more Vice Presidents who are designated as Senior Vice Presidents or Group Presidents), Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents (in each case other than Senior Officers, who shall be designated as set forth above in accordance with Section 27(b)), with such powers and duties as deemed necessary or advisable (the foregoing officers referred to collectively as the “Junior Officers”).

Section 28. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board of Directors, and any Junior Officer may be removed at any time by any of the Chairman of the Board of Directors, the Chief Executive Officer or the President, or by any other Designated Officer upon whom such authority has been conferred by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. If the office of any officer becomes vacant for any reason, the vacancy may be filled in accordance with Section 27. (Del. Code Ann., tit. 8, Section 141(b), (e)).

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Board of Directors and stockholders unless he or she has designated another officer or director to so preside. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a)).

(c) Chief Executive Officer. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer may preside at meetings of the stockholders and the Board of Directors as provided elsewhere in these Bylaws. The Chief Executive Officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

(d) Duties of President. The President may preside at meetings of the stockholders and the Board of Directors as provided elsewhere in these Bylaws. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a)).

(e) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority (which shall be the order of their nomination and appointment, provided that any Vice President designated as a Senior Vice President shall be deemed senior to any Vice President not so designated, and any Vice President designated as an Executive Vice President shall be deemed senior to any Senior Vice President or any Vice President not so designated), may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a)).

(f) Duties of Chief Technical Officer. The Chief Technical Officer shall be responsible for overall technical direction and strategy and such duties as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

(g) Duties of Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer, and if there be a separate office of the Treasurer, the Treasurer, shall perform such duties and have such powers, as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President or Chief Executive Officer shall designate from time to time. The Chief Executive Officer or the President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a)).

(h) Duties of Secretary. The Secretary shall record, or cause to be recorded, all acts and proceedings of all meetings of the stockholders and of the Board of Directors in the minute book of the corporation. The Secretary shall give, or cause to be given, notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties bestowed on the Secretary in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a)).

Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. The Chairman of the Board of Directors, the Chief Executive Officer or the President may from time to time delegate the powers or duties of any Junior Officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, Section 142(b)).

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, as set forth in Section 28(a).

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS

AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, Sections 103(a), 142(a), 158).

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal shall be executed, signed or endorsed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, and by the Secretary or Chief Financial Officer or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. (Del. Code Ann., tit. 8, Sections 103(a), 142(a), 158).

All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. (Del. Code Ann., tit. 8, Sections 103(a), 142(a), 158).

Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President. (Del. Code Ann., tit. 8, Section 123).

ARTICLE VII

SHARES OF STOCK

Section 34. Form and Execution of Certificates. The shares of stock of the corporation may be represented by certificates or uncertificated, as provided under the General Corporation Law of Delaware. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Chief Financial Officer, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Del. Code Ann., tit. 8, Section 158).

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, Section 167).

Section 36. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 8, Section 201, tit. 6, Section 8-401(1)).

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware. (Del. Code Ann., tit. 8, Section 160(a)).

Section 37. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Del. Code Ann., tit. 8, Section 213).

Section 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8; Sections 213(a), 219).

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 40. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. (Del. Code Ann., tit. 8, Sections 170, 173).

Section 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, Section 171).

ARTICLE X

FISCAL YEAR

Section 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 43. Indemnification of Directors, Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its Directors, Senior Officers and Vice Presidents who are designated as Executive Vice Presidents, Senior Vice Presidents or Group Presidents (collectively with the Senior Officers, the “Designated Officers”) to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its Directors and Designated Officers; and, provided, further, that the corporation shall not be required to indemnify any Director or Designated Officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

(b) Junior Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers other than Designated Officers, employees and other agents as set forth in the Delaware General Corporation Law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c) Good Faith.

(1) For purposes of any determination under this Bylaw, a Director or Designated Officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the corporation as to the matters the Director or Designated Officer believed to be reliable and competent in the matters presented;

(ii) counsel, independent accountants or other persons as to matters which the Director or Designated Officer believed to be within such person’s professional competence; and

(iii) a committee of the Board of Directors upon which such Director or Designated Officer does not serve, as to matters within such Committee’s designated authority, which committee such Director or Designated Officer believes to merit confidence;

so long as, in each case, the Director or Designated Officer acts without knowledge that would cause such reliance to be unwarranted.

(2) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(3) The provisions of this paragraph (c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

(d) Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or Designated Officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(e) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and Designated Officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or Designated Officer. Any right to indemnification or advances granted by this Bylaw to a Director or Designated Officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(f) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(g) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(i) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(j) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and Designated Officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(k) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where a person is serving as a Director, officer, manager, employee, trustee or agent of (A) a subsidiary of the corporation of which the corporation holds equity securities constituting a majority of the voting power with respect to such subsidiary, or (B) at the request of the corporation, another corporation, limited liability company, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII

NOTICES

Section 44. Notices.

(a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. (Del. Code Ann., tit. 8, Section 222).

(b) Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by facsimile, telex, telegram, commercial courier service, personal delivery, telephone, voice message system or electronic transmission, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

(c) Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

(d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. (Del. Code Ann., tit. 8, Section 222).

(e) Time Notices Deemed Given. All notices given by mail or commercial courier service shall be deemed to have been given as at the time of dispatch, all notices by personal delivery or telephone shall be deemed to have been given as of receipt by the designee or a person accepting notice on behalf of such Director, and all notices given by facsimile, telex, telegram, voice message system or electronic transmission shall be deemed to have been given as of the sending time recorded at the time of transmission.

(f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(g) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

(h) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(i) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve- month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph. (Del. Code Ann., tit. 8, Section 230).

ARTICLE XIII

AMENDMENTS

Section 45. Amendments. Except as otherwise set forth in paragraph (i) of Section 43 of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, to adopt, amend or repeal Bylaws. (Del. Code Ann., tit. 8, Sections 109(a), 122(6)).

ARTICLE XIV

LOANS TO OFFICERS

Section 46. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation, except as prohibited by law. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. (Del. Code Ann., tit. 8, Section 143).

ARTICLE XV

MISCELLANEOUS

Section 47. Annual Report.

(a) Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 stockholders of record of the corporation’s shares, as determined by Section 605 of the California Corporations Code, additional information as required by Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, that Act shall take precedence. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b) If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.